    As filed with the Securities and Exchange Commission on January 19, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           CHAMPION ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

           Michigan                                                                               38-2743168
(State or other jurisdiction of                                                                (I.R.S. Employer
incorporation or organization)                                                                Identification No.)

                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    copy to:

                            D. Richard McDonald, Esq.
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI 48304

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                    Proposed          Proposed
                                                                    Maximum           Maximum
                                                                    Offering         Aggregate           Amount of
        Title of Each Class of              Amount to be           Price Per          Offering          Registration
     Securities to be Registered             Registered            Share (1)           Price                Fee
------------------------------------------------------------------------------------------------------------------------
                                             1,000,000              $5.41           $5,410,000           $1,352.50
Common Stock, no par value                   Shares (2)
------------------------------------------------------------------------------------------------------------------------
                                           indeterminable
Options to Purchase                           number of
Common Stock                                   options              $ - - -           $ - - -            $- - - (3)
========================================================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c)under the Securities Act of 1933, based upon the average of the high and low reported sales prices of the Common Stock for January 18, 2001.

(2) Issuable upon exercise of options. The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

(3)      No separate registration fee is required for the options. See Rule
         457(g).

                                   PROSPECTUS

                           CHAMPION ENTERPRISES, INC.

                               1,000,000 SHARES OF

                           COMMON STOCK, $1 PAR VALUE

                      AND OPTIONS TO PURCHASE COMMON STOCK

         The 1,000,000 shares of common stock (the "Common Stock"), of Champion Enterprises, Inc. (the "Company") offered by this Prospectus (the "Offering") are authorized and unissued shares that may be sold from time to time upon exercise of the options (the "Options") granted pursuant to the Company's Salesperson Retention Plan (the "Plan"). See "Plan of Distribution". The Offering is not underwritten. The Company's principal executive offices are located at 2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326 (telephone number: (248) 340-9090).

         The Common Stock is traded on the New York Stock Exchange ("NYSE"). On January 18, 2001, the closing sale price for the Common Stock as traded on NYSE was $5.625, as reported in the Wall Street Journal.

                        This Offering is not Underwritten

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                The date of this Prospectus is January 19, 2001.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Public Reference Section at (800) SEC-0330. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements on Form S-3 and other information regarding the Company.

         This Prospectus is a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information included in such Registration Statement. The Registration Statement may be inspected by anyone at the office of the Commission without charge, and copies of all or any part of it may be obtained upon payment of the Commission's charge for copying. For further information about the Company and its securities, reference is hereby made to such Registration Statement, and to the exhibits and financial schedules filed as part thereof or otherwise incorporated herein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents (and the amendments thereto) filed by the Company with the Commission are hereby incorporated by reference and made a part hereof:

         (a) The description of the Company's Common Stock included in the Registration Statement on Form 8-A, No. 1-9751 filed under the Securities Exchange Act of 1934;

         (b)      Annual Report on Form 10-K for the year ended January 1, 2000;

         (c) Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         To the extent the foregoing documents are incorporated by reference herein, copies may be obtained without charge (other than for exhibits to such documents) upon written or oral request communicated to John J. Collins, Jr., Senior Vice President, General Counsel and Secretary at the Company's principal executive offices, located at 2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326 (telephone number: (248) 340-9090).


                                 USE OF PROCEEDS


         The Offering made hereby is for the purpose of providing additional incentive to Participants in the Plan (as defined below) to remain with their current employer. The Company will not receive any proceeds from the sale of Common Stock.


                           FORWARD LOOKING STATEMENTS


         The Company may from time to time make written or oral forward looking statements, including statements contained in the Company's filings with the Commission and its reports to shareholders. This Prospectus contains and incorporates by reference certain statements that could be considered forward looking. Such statements are or will be based on the Company's estimates, assumptions and projections, and are subject to risks and uncertainties, including those specifically listed below and those contained in the Company's reports previously filed with the SEC, that could cause actual results to differ materially from those included in the forward looking statements. Long term growth in the manufactured housing industry may be affected by: (1) the relative cost of manufactured housing versus other forms of housing; (2) general economic trends, including inflation and unemployment rates, consumer confidence, job growth and interest rates; (3) changes in demographics, including new household formations and the number of Americans on fixed income; (4) the availability and cost of financing for manufactured homes; (5) changes in government regulations and policies, including HUD regulations, local building codes and zoning regulations; and(6) changes in regional markets and the U.S. economy as a whole. Short-term sales could be affected by inclement weather and inventory levels of manufactured housing retailers. Fluctuations in interest rates may affect the demand for manufactured housing to the extent that those changes reduce job growth, slow the U.S. economy, or cause a loss in consumer confidence. The profitability of the registrant may also be affected by: (1) its ability to efficiently expand operations and utilize production capacity; (2) its ability to pass increased raw material costs, particularly lumber, insulation and drywall costs, onto its customers; (3) market share position; (4) growth in the manufactured housing industry as a whole; (5) the results of its acquisitions; and (6)strength of retail distribution. Reference is hereby made to "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 previously incorporated herein by reference.


                              PLAN OF DISTRIBUTION


         The Company has reserved 1,000,000 shares of Common Stock for issuance pursuant to Options. "Participants" in the Plan shall be employee and non-employee salespeople at Company owned or Champion Home Center retailers, provided they have been a salesperson for their current employer for at least six months. Participants shall be selected by the Chief Executive Officer (the "CEO") of the Company (or such other person(s) as the CEO shall delegate), and without the necessity of any action on the part of the Participant. The Plan shall be implemented on January 1, 2001. Each Plan year shall run from January 1 through December 31 ("Plan Year"). The Plan shall continue until terminated at the discretion of the Company.

         The Plan shall be administered by the Board of Directors of the Company (the "Board") according to its terms. The Board shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any grant hereunder. The Board hereby delegates authority to the CEO of the Company, subject to any such terms and limitations as the Board shall determine, to administer the Plan on behalf of the Board. The CEO (or the CEO's designee) shall keep records, send statements of account activity to Participants and perform clerical and ministerial duties related to the Plan.

         The CEO of the Company at any time and from time to time, in accordance with the terms of the Plan, may grant options to such Participants and for such number of shares of Common Stock as he or she shall designate. Prior to the end of the first quarter of each Plan Year, the Chief Executive Officer of the Company shall grant all options to Participants for that Plan Year. Prior to the end of the first quarter of any given year, each Participant shall be informed of the number of options that were granted to such Participant that year. Each Participant may be granted up to 100 options in any Plan Year or such greater amount as determined by the Board. In order for the options to vest and for the Participant to be issued a stock certificate, (a) the Participant must remain with his/her current employer until the third anniversary of the first day of the Plan Year in which options were granted; and (b) the Participant's employer must be a Champion Home Centers Retailer at the time the options vest. Should the Participant leave his/her employ for any reason at any time prior to the expiration of the three-year vesting period, the right to receive the shares shall be forfeited automatically and no rights whatsoever accompanying stock ownership shall ever be conferred upon the Participant. Once the options vest, the Company will forward to the Participant a stock certificate for the vested shares. Each option shall entitle the Participant to one share of Common Stock upon vesting of the option.

         After each Plan Year, the Company may forward to each Participant a statement from the Company outlining such Participant's "account". The statement shall specify the number of options issued to the Participant and the date upon which the options will vest to the Participant. Unless and until the Common Stock vests, the Participant has only received options to receive stock in the future subject to certain conditions. However, should the Participant continue with his/her employment throughout the three-year vesting period and the other conditions are met, the option shall be deemed automatically exercised on December 31st of the Plan Year in which such options vest. The shares of Common Stock will be automatically issued to the Participant without the necessity of any action on the part of the Participant. The consideration for the options and for the grant of shares shall be the length of time that the Participant has remained with his/her current employer. Any share certificates shall be automatically mailed to the Participant during the quarter following the end of the Plan Year in which such options vest.

         All information with respect to the Participant shall be kept by the Company including such Participant's name, address and social security number. Because grants are automatic, the Participant and the Participant's employer must keep his/her information current with the Company. The employer and the Participant must forward this information, along with any changes in employment status, to the Company upon whenever such information changes, or upon request. Shares will be issued in the name of the Participant and according to the other information on file with the Company, and the Company shall not be responsible for any damages relative to any errors in this information. The Plan may be amended by the Company at any time and may be terminated by the Company in its sole discretion, but no amendment or modification of the Plan shall in any manner adversely affect any options already granted under the Plan without the consent of the Participant holding such option. Amendments to the Plan announced from time to time by the Company will become effective at such times as are determined by the Company. Each Participant shall receive a new copy of the Plan when amended. Termination of the Plan shall not affect the rights of holders of any unvested or vested shares.


                                  LEGAL MATTERS


         The validity under Michigan law of the authorization and issuance of the shares offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Bloomfield Hills, Michigan.

                                     EXPERTS


         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended January 1, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the distribution of the Common Stock offered hereby:

         Securities and Exchange Commission Registration Fee.............................       $ 1,352.50
         Accounting Fees and Expenses....................................................    *    1,000.00
         Legal Fees and Expenses.........................................................    *    2,000.00
         Miscellaneous Expenses..........................................................    *    1,000.00

         Total Expenses..................................................................       $ 5,352.50
                                                                                                 =========

         ------------------
         * Estimated.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

         The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

         Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreement) against all losses, claims, damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

ITEM 16.          EXHIBITS

         A list of exhibits included as part of this Registration Statement is set forth below.

5        Opinion of Dykema Gossett PLLC

23(a)    Consent of PricewaterhouseCoopers LLP

23(b) Consent of Dykema Gossett PLLC (contained in their opinion filed as Exhibit 5)

24(a)    Power of Attorney (set forth on signature page)

99(a)    Salesperson Retention Plan

ITEM 17.          UNDERTAKINGS

         1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         3. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         5. The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan on the 19th day of January, 2001.



                                       CHAMPION ENTERPRISES, INC.



                                       By:   /s/  WALTER R. YOUNG
                                             -----------------------------------
                                             Walter R. Young
                                             Chairman of the Board of Directors,
                                             President and Chief Executive
                                             Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2001



                                          Title


/s/ WALTER R. YOUNG                       Chairman of the Board of Directors,
---------------------------------         President and Chief Executive Officer
Walter R. Young                           (Principal Executive Officer)

/s/ ANTHONY S. CLEBERG                    Executive Vice President and Chief
---------------------------------         Financial Officer (Principal Financial
Anthony S. Cleberg                        Officer)



/s/ RICHARD HEVELHORST                    Vice President and Controller
---------------------------------         (Principal Accounting Officer)
Richard Hevelhorst


/s/ ROBERT W. ANESTIS                     Director
---------------------------------
Robert W. Anestis


/s/ SELWYN ISAKOW                         Director
---------------------------------
Selwyn Isakow


/s/ ELLEN R. LEVINE                       Director
---------------------------------
Ellen R. Levine


/s/ BRIAN D. JELLISON                     Director
---------------------------------
Brian D. Jellison


/s/ GEORGE R. MRKONIC                     Director
---------------------------------
George R. Mrkonic


/s/ CARL L. VALDISERRI                    Director
---------------------------------
Carl L. Valdiserri

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibits                              Page No.
-----------                -----------------------                              --------
5                          Opinion of Dykema Gossett PLLC

23(a)                      Consent of PricewaterhouseCoopers LLP

23(b)                      Consent of Dykema Gossett PLLC
                           (included in Exhibit 5)

24(a)                      Power of Attorney (set forth on signature page)

99(a)                      Salesperson Retention Plan